Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2015 ANNUAL RESULTS

Reconciliation of non-GAAP financial measures, including FFO, Adjusted FFO, Property NOI, EBITDA and Adjusted EBITDA
are included in the accompanying financial tables.

•	Fourth Quarter and Full Year 2015 Year-over Year Same Store Retail NOI Growth of 14.4% and 6.9%, respectively

•	Fourth Quarter 2015 AFFO Per Share of $0.11 on Annualized Basis

Virginia Beach, VA –March 8, 2016 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today reported operating and financial results for its year ended December 31, 2015.

2015 Fourth Quarter Highlights (all comparisons to the same prior year period unless otherwise noted)

•	Total revenue from continuing operations increased 80.4% or $4.1 million.

•	Property Net Operating Income (“NOI”) from continuing operations increased by 83.4%, or $2.8 million.

•	Adjusted Funds from Operations ("AFFO") of $0.03 per common share and common unit ("Operating Partnership Unit" or "OP Unit")

•	Occupancy rate of 94.2% at December 31, 2015, compared to 95.6% at December 31, 2014.

•
For the three month period, the Company declared monthly cash dividends of approximately $0.0175 per share. On an annualized basis, this amounted to a dividend of $0.21 per common share and OP Unit, or a 10.9% dividend yield based on the December 31, 2015 closing price of $1.93 per share.

2015 Year-to-Date Highlights (all comparisons to prior year unless otherwise noted)

•	Total revenue from continuing operations increased by 86.5% or $12.9 million for the year ended December 31, 2015.

•	NOI from continuing operations increased by 79.0% to approximately $18.4 million for the year ended December 31, 2015.

•
As of December 31, 2015, Wheeler’s property portfolio included 42 operating properties with a gross leasable area of 3,151,358 square feet, 10 undeveloped properties totaling approximately 81 acres of land and its corporate office building. As of December 31, 2014, the Company owned 30 properties with a gross leasable area of 1,904,146 square feet, five undeveloped properties totaling approximately 64 acres of land and its corporate office building.

•	Average rental rate increase on renewals signed during the year was 6.9%.

•
Completed a private placement of $93 million Series C Mandatorily Convertible Cumulative Perpetual Preferred Stock, no par value per share ("Series C Preferred Stock"), which subsequently converted into 46.5 million shares of the Company's common stock, $0.01 par value per share (the "Common Stock").

•
Secured a $45 million credit facility with KeyBank National Association. The facility includes a provision that under certain conditions allows for expansion of the facility to a maximum of $100 million through syndication with other lenders.

•
Completed an exchange offer (the “Exchange Offer”) with holders of the Series A Preferred Stock, no par value per share (the “Series A Preferred Stock”) and the Series B Convertible Preferred Stock, no par value per share (the “Series B Preferred Stock”) resulting in the tender of 1,247 shares or 69% of Series A Preferred Stock, and 865,481 shares or 54% of the Series B Preferred Stock in exchange for 11.4 million shares of Common Stock.

Jon S. Wheeler, Chairman and Chief Executive Officer, commented, “I am very pleased with the company’s performance for the fourth quarter and full year 2015. We ended the year strong with both revenues and NOI increasing over 80%, largely attributed to acquisitions and higher rental rates. Renewal leasing spreads were again positive for the twelfth straight quarter and the renewal of two of our anchors tenants confirms our belief that our properties are well located and tenants profitable. The success of our strategy to acquire stable, mainly grocery anchored shopping centers in the secondary and tertiary markets is clearly reflected in our results. The majority of our tenants are national or large regional companies that provide basic goods and services at a discount; making them less likely to be adversely affected by market changes. Same store retail NOI increased 14.4% for the quarter and 6.9% for the year demonstrating our ability to create value within the portfolio.

While the capital markets volatility has been a concern for us and our peers, we feel that we have a very strong portfolio that has the ability to deliver value for our investors through increased revenues, contractual rent escalations and our ability to generate fees from third party services. We made great strides in cleaning up our balance sheet during the year, and we remain focused on creating internal value as we await stability in the equity markets. Our focus remains on increasing value to the accretive benefit of our shareholders. We continue to focus on both internal and external growth that includes a sizeable acquisition pipeline that we plan to discuss on the 4Q15 earnings call. As we move into 2016, we expect to continue to demonstrate the same positive trajectory towards dividend coverage that we experienced in 2015. ”

2015 Fourth Quarter Financial Review

•
For the fourth quarter of 2015, total revenue from continuing operations increased by approximately 80.4% to $9.2 million, compared with total revenue from continuing operations of $5.1 million for the same prior year period.

•	NOI from continuing operations increased by 83.4% to $6.2 million for the three months ended December 31, 2015, as compared to NOI from continuing operations of $3.4 million for the prior year period.

•
Net loss attributable to Wheeler common shareholders for the three months ended December 31, 2015 was $2.7 million, or $0.04 per basic and diluted share, compared to a net loss of $5.2 million or $0.70 per basic and diluted share, during the same 2014 period. The decrease in net loss for the fourth quarter 2015 was primarily due to the $2.8 million increase in NOI resulting from the 2015 and 2014 acquisitions, the $2.1 million gain on sale of discontinued operations and the increase in weighted average shares outstanding. Excluding the gain on sale, the net loss attributable to Wheeler REIT common shareholders would have been $4.8 million, or $0.07 per basic and diluted share. Net loss attributable to Wheeler REIT common shareholders for the 2015 fourth quarter was also impacted by a $2.8 million increase in depreciation and amortization due to the 2015 and 2014 acquisitions and a $1.5 million decrease in corporate general and administrative expenses due to a reduction in acquisition activity during the 2015 4th quarter as compared to the prior year.

•
Wheeler reported Funds From Operations (FFO) available to common shareholders and holders of OP Units for the three months ended December 31, 2015 of $536,849, or $0.01 per share of Common Stock and OP Unit, compared to $(3.1) million, or $(0.29) per share of Common Stock and OP Unit for the prior year period.

•
AFFO for the three months ended December 31, 2015 was $1.9 million, or $0.03 per share of Common Stock and OP Unit, compared to $(644,085), or $(0.06) per common share and OP Unit for the same period of the prior year.

•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) was $4.7 million for the three months ended December 31, 2015, as compared to $2.1 million of Adjusted EBITDA for the three months ended December 31, 2014.

2015 Year-to-Date Financial Review

•
For the year ended December 31, 2015, total revenue from continuing operations increased by approximately 86.5% to $27.7 million, compared with total revenue from continuing operations of $14.9 million for the same prior year period.

•
NOI from continuing operations increased by 79.0% to $18.4 million for the year ended December 31, 2015, as compared to NOI from continuing operations of $10.3 million for the year ended December 31, 2014.

•
Net loss attributable to Wheeler common shareholders for the year ended December 31, 2015 was $103.8 million, or $2.67 per basic and diluted share, compared to a net loss of $13.3 million, or $1.80 per basic and diluted share, for the year ended December 31, 2014. The increase in net loss for the year ended December 31, 2015 was primarily due to the $72.6 million non-cash deemed dividend on the conversion of the Series C Preferred Stock and a $9.5 million increase in depreciation and amortization. Earnings during the year were also impacted by internalizing management and $7.4 million in non-recurring expenses related to acquisitions, capital activities, regulatory compliance and other activities during the year, as well as depreciation and amortization and preferred stock dividend payments.

•
Wheeler reported FFO available to common shareholders and holders of OP Units for the year ended December 31, 2015 of $(8.1) million, or $(0.19) per share of Common Stock and OP Unit, compared to $(5.9) million, or $(0.61) per share of Common Stock and OP Unit for the year ended December 31, 2014.

•
AFFO for the year ended December 31, 2015 was $848,269, or $0.02 per share of common stock and OP Unit, compared to $(1.4) million, or $(0.15) per common share and OP Unit for the year ended December 31, 2014.

•	Adjusted EBITDA was $14.3 million for the year ended December 31, 2015, as compared to $7.2 million of Adjusted EBITDA for the year ended December 31, 2014.

Acquisition Activity

•
On January 9, 2015, the Company acquired 1.5 acres of undeveloped land in Virginia Beach, Virginia. Wheeler expects to use the land for future development and acquired it for approximately $1.6 million, of which $150,000 was paid for in cash with the remaining balance being paid in OP Units during January 2016.

•
On January 14, 2015, the Company closed on the acquisition of Pierpont Centre, a 122,259 square foot shopping center located in Morgantown, West Virginia ("Pierpont") for a contract price of $13.9 million. Pierpont was 100% leased as of the acquisition date and was acquired using a combination of cash and bank debt. Major tenants include GNC, Hallmark, Michael’s, Ruby Tuesday and Outback Steakhouse.

•
On March 27, 2015, the Company acquired Brook Run Properties from a related party, a 2.0 acre parcel of undeveloped land located adjacent to Brook Run Shopping Center in Richmond, Virginia. The Company purchased the property for $300,000 for potential development activities and to compliment the adjacent shopping center owned by the Company.

•
On April 1, 2015, the Company completed its acquisition of Alex City Marketplace, a 147,791 square foot shopping center located in Alexander City, Alabama ("Alex City") for a contract price of $10.3 million, paid through a combination of cash and debt. Alex City was 86% leased as of the acquisition date and its major tenants include Winn Dixie and Goody's.

•
On April 15, 2015, the Company completed its acquisition of Butler Square, a 82,400 square foot shopping center located in Mauldin, South Carolina ("Butler Square") for a contract price of $9.4 million, paid through a combination of cash and debt. Butler Square was 100% leased as of the acquisition date and its major tenants include Bi-Lo and Dollar Tree.

•
On June 2, 2015, the Company completed its acquisition of Brook Run Shopping Center, a 147,738 square foot shopping center located in Richmond, Virginia ("Brook Run") for a contract price of $18.5 million. Brook Run was 92% leased as of the acquisition date, and its major tenants include Martin's Food Store and CVS. The Company acquired Brook Run from a related party through a combination of cash, the issuance of 574,743 OP Units and debt.

•
On July 1, 2015, the Company completed its acquisition of Beaver Ruin Village, a 74,048 square foot shopping center located in Lilburn, Georgia ("Beaver Ruin Village") for a contract price of $12.4 million, paid through a combination of cash and debt. Beaver Ruin Village was 91% leased as of the acquisition date and its major tenants include Chase Bank, Firehouse Subs and State Farm Insurance.

•
On July 1, 2015, the Company completed its acquisition of Beaver Ruin Village II, a 34,925 square foot shopping center located in Lilburn, Georgia ("Beaver Ruin Village II") for a contract price of $4.4 million, paid through a combination of cash and debt. Beaver Ruin Village II was 100% leased as of the acquisition date and its major tenants include AutoZone and Metro PCS.

•
On July 1, 2015, the Company completed its acquisition of Columbia Fire Station, consisting of two vacant buildings on a 1.0 acre land parcel located in Columbia, South Carolina ("Columbia Fire Station") for a contract price of $2.4 million, paid through a combination of cash and debt. The Company plans to redevelop this property for retail use.

•
On July 10, 2015, the Company completed its acquisition of Chesapeake Square, a 99,848 square foot shopping center located in Onley, Virginia ("Chesapeake Square") for a contract price of $6.3 million. Chesapeake Square was 76% leased as of the acquisition date and is anchored by a Food Lion grocery store. The Company acquired Chesapeake Square from a related party through a combination of cash and the issuance of 125,966 common units in the Operating Partnership.

•
On July 21, 2015, the Company completed its acquisition of Sunshine Plaza, a 111,189 square foot shopping center located in Lehigh Acres, Florida ("Sunshine Plaza") for a contract price of $10.4 million. Sunshine Plaza was 96% leased as of the acquisition date and is anchored by a Winn-Dixie grocery store. The Company acquired Sunshine Plaza through a combination of cash and debt.

•
On July 24, 2015, the Company completed its acquisition of Carolina Place from a related party, consisting of a 2.14 acre parcel of land adjacent to Chesapeake Square for a contract price of $250,000 in cash. The Company acquired the property for potential development and to compliment the adjacent shopping center.

•
On August 14, 2015, the Company completed its acquisition of 10.39 acres located in Hilton Head, South Carolina ("Hilton Head Land") for a contract price of $1.0 million paid in cash. The Company acquired the property for potential development and to compliment an adjacent redevelopment project.

•
On August 21, 2015, the Company completed its acquisition of Cardinal Plaza, located in Henderson, North Carolina, Franklinton Square, located in Franklinton, North Carolina and Nashville Commons, located in Nashville, North Carolina (collectively known as the "Barnett Portfolio") for a contract price of $15.3 million. The Barnett Porfolio properties total 171,466 square feet, were 91% leased as of the acquisition date and all are anchored by Food Lion grocery stores. The Company acquired the Barnett Portfolio through a combination of cash and debt.

•
On September 9, 2015, the Company completed its acquisition of Grove Park Shopping Center, a 106,557 square foot shopping center located in Orangeburg, South Carolina ("Grove Park") for a contract price of $6.6 million. Grove Park was 90% leased as of the acquisition date and is anchored by a Bi-Lo grocery store. The Company acquired Grove Park through a combination of cash and debt.

•
On September 15, 2015, the Company completed its acquisition of Parkway Plaza Shopping Center, a 52,365 square foot shopping center and 2.1 acres of adjacent undeveloped land located in Brunswick, Georgia ("Parkway Plaza") for a contract price of $6.1 million. Parkway Plaza was 97% leased as of the acquisition date and is anchored by a Winn Dixie grocery store. The Company acquired Parkway Plaza through a combination of cash and debt.

•
On September 30, 2015, the Company completed its acquisition of Fort Howard Square Shopping Center, a 113,652 square foot shopping center located in Rincon, Georgia ("Fort Howard Square") for a contract price of $11.5 million. Fort Howard Square was 95% leased as of the acquisition date and is anchored by nationally recognized tenants Goodwill and Dollar Tree. The Company acquired Fort Howard Square through a combination of cash and debt.

•
On September 30, 2015, the Company completed its acquisition of Conyers Crossing Shopping Center, a 170,475 square foot shopping center located in Conyers, Georgia ("Conyers Crossing") for a contract price of $10.8 million. Conyers Crossing was 99% leased as of the acquisition date and is anchored by nationally recognized tenants Hobby Lobby and Burlington Coat Factory. The Company acquired Conyers Crossing through a combination of cash and debt.

Leasing Review

•
For the three months ended December 31, 2015, the Company executed twenty renewals totaling 101,985 square feet at a weighted-average increase of $0.21 per square foot, representing an increase of 2.04% over prior rates.

•
For the year ended December 31, 2015, the Company executed sixty-two renewals totaling 334,928 square feet at a weighted-average increase of $0.64 per square foot, representing an increase of 6.89% over prior rates.

•	For the three months ended December 31, 2015, Wheeler signed seven new leases totaling approximately 16,441 square feet with a weighted-average rate of $12.30 per square foot.

•	For the year ended December 31, 2015, Wheeler signed twenty-three new leases totaling approximately 45,161 square feet with a weighted-average rate of $13.35 per square foot.

•
Approximately 5.97% of Wheeler’s gross leasable area is subject to leases that expire during the year ending December 31, 2016. Based on recent market trends, the Company believes that tenants will renew these leases at amounts and terms comparable to existing lease agreements.

Balance Sheet Summary

•	The Company’s cash and cash equivalents increased to $11.3 million at December 31, 2015, compared to $10.0 million at December 31, 2014.

•	Wheeler’s net investment properties as of December 31, 2015 (including assets held for sale) were valued at $240.0 million, as compared to $152.3 million as of December 31, 2014.

•
The Company’s total debt was $191.3 million (including debt associated with assets held for sale) at December 31, 2015, compared to $141.5 million at December 31, 2014. Wheeler’s weighted-average interest rate and term of its debt (including debt associated with assets held for sale) was 4.71% and 7.60 years, respectively, at December 31, 2015, compared to 5.14% and 6.04 years, respectively, at December 31, 2014.

Dividend Distribution

•	For the three months ended December 31, 2015, the Company declared approximately $3.7 million in dividend payments for common shareholders and OP unitholders.

•	For the three months ended December 31, 2015, the Company declared approximately $511,299 in dividends to the Series A and Series B preferred shareholders.

•	For the year ended December 31, 2015, the Company declared approximately $9.8 million in dividend payments for common shareholders and OP unitholders.

•	For the year ended December 31, 2015, the Company declared approximately $13.6 million in dividends to the Series A, Series B and Series C preferred shareholders.

2016 Outlook and Guidance
Management will discuss the company’s outlook for 2016 as well as guidance for 1Q16 on the earnings call.

Supplemental Information
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the year ended December 31, 2015, including a supplemental presentation, are available through the Company’s website by visiting www.whlr.us.

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

Financial Information
A copy of Wheeler’s Annual Report on Form 10-K, which includes the Company’s consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO and Pro Forma AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI, EBITDA and Adjusted EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including (i) the future generation of financial returns from the acquisition of ‘necessity based’ retail focused properties; (ii) the Company’s ability to complete future acquisitions of properties and achieving proper scale; (iii) the Company's expectation of high occupancy rates; (iv) the future generation of financial growth from the Company's anticipated execution of its business plan; (v) the anticipated renewals of the Company’s existing leases at amounts and terms comparable (or more favorable) to existing leases; (vi) the anticipated implementation of the Company’s acquisition strategy; (vii) payment of future dividends on the Company’s preferred stock and common stock; (viii) the Company's expectation to generate increased revenues from third party services; (ix) the anticipated ability to produce returns and growth for the Company and its shareholders; (x) the Company's ability to profitably develop future real estate projects; and (xi) the anticipated positive trajectory towards covering our dividend. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or the negative of such terms and variations of these words and similar expressions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect management’s view only as of the date of this press release. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this press release include:

•	the imposition of federal taxes if the Company fails to qualify as a REIT in any taxable year or opts to forego an opportunity to ensure REIT status;

•	uncertainties related to the national economy, the real estate industry in general and in our specific markets;

•	legislative or regulatory changes, including changes to laws governing REITs;

•	adverse economic or real estate developments in Virginia, Florida, Alabama, Georgia, South Carolina, North Carolina, New Jersey, Tennessee, Kentucky, West Virginia or Oklahoma;

•	increases in interest rates and operating costs;

•	inability to obtain necessary outside financing;

•	litigation risks;

•	lease-up risks;

•	inability to obtain new tenants upon the expiration of existing leases;

•	inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; and

•	the need to fund tenant improvements or other capital expenditures out of operating cash flow.

Wheeler Real Estate Investment Trust, Inc.	The Equity Group Inc.

Robin Hanisch	Terry Downs

Corporate Secretary	Associate

(757) 627-9088 / robin@whlr.us	(212) 836-9615 / tdowns@equityny.com

Laura Nguyen	Adam Prior

Director of Marketing	Senior Vice-President

(757) 627-9088	(212)836-9606

lnguyen@whlr.us	aprior@equityny.com

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014

REVENUE:
Rental revenues	$6,810,000	$3,622,188	$20,553,870	$11,348,955
Asset management fees	123,173	296,290	588,990	296,290
Commissions	54,692	158,876	361,984	158,876
Tenant reimbursement and other income	2,250,744	1,043,430	6,229,361	3,069,972

Total Revenue	9,238,609	5,120,784	27,734,205	14,874,093

OPERATING EXPENSES:
Property operations	2,832,261	1,270,395	8,351,456	4,123,439
Non-REIT management and leasing services	209,587	—	1,110,705	—
Depreciation and amortization	5,160,298	2,331,420	16,882,462	7,387,729
Provision for credit losses	28,713	42,099	243,029	60,841
Corporate general & administrative	2,766,821	4,239,773	13,480,089	9,447,010

Total Operating Expenses	10,997,680	7,883,687	40,067,741	21,019,019

Operating Loss	(1,759,071)	(2,762,903)	(12,333,536)	(6,144,926)

Interest expense	(2,593,300)	(1,914,795)	(9,043,761)	(5,908,548)

Net Loss from Continuing Operations	(4,352,371)	(4,677,698)	(21,377,297)	(12,053,474)

Discontinued Operations
Income from discontinued operations	151,698	84,965	499,781	307,659
Gain on sales	2,104,114	—	2,104,114	—
Net Income from Discontinued Operations	2,255,812	84,965	2,603,895	307,659

Net Loss	(2,096,559)	(4,592,733)	(18,773,402)	(11,745,815)

Less: Net income (loss) attributable to noncontrolling interests	78,571	(539,573)	(1,252,723)	(1,195,560)

Net Loss Attributable to Wheeler REIT	(2,175,130)	(4,053,160)	(17,520,679)	(10,550,255)

Preferred stock dividends	(511,300)	(1,165,937)	(13,627,532)	(2,718,257)

Deemed dividend related to beneficial conversion feature of preferred stock	—	—	(72,644,506)	—

Net Loss Attributable to Wheeler REIT Common Shareholders	$(2,686,430)	$(5,219,097)	$(103,792,717)	$(13,268,512)

Loss per share from continuing operations:
Basic and Diluted	$(0.07)	$(0.71)	$(2.73)	$(1.83)
Earnings per share from discontinued operations	$0.03	$0.01	$0.06	$0.03
	$(0.04)	$(0.70)	$(2.67)	$(1.80)

Weighted-average number of shares:
Basic and Diluted	66,189,261	7,460,109	38,940,463	7,352,433

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Consolidated Balance Sheet

	December 31,
	2015	2014
ASSETS:
Investment properties, net	$238,764,631	$128,994,061
Cash and cash equivalents	11,306,185	9,969,748
Rents and other tenant receivables, net	3,452,700	1,978,149
Goodwill	5,485,823	7,004,072
Assets held for sale	1,707,709	27,095,415
Above market lease intangibles, net	6,517,529	4,488,900
Deferred costs and other assets, net	46,735,275	25,440,923

Total Assets	$313,969,852	$204,971,268

LIABILITIES:
Loans payable	$189,340,456	$122,296,547
Liabilities associated with assets held for sale	2,007,554	19,283,423
Below market lease intangible, net	7,721,335	5,182,437
Accounts payable, accrued expenses and other liabilities	7,533,769	5,085,434
Total Liabilities	206,603,114	151,847,841

Commitments and contingencies	—	—

EQUITY:
Series A preferred stock (no par value, 4,500 shares authorized, 562 and 1,809 shares issued and outstanding, respectively)	452,971	1,458,050
Series B preferred stock (no par value, 3,000,000 shares authorized, 729,119 and 1,648,900 shares issued and outstanding, respectively)	17,085,147	37,620,254
Common stock ($0.01 par value, 150,000,000 and 75,000,000 shares authorized, 66,259,673 and 7,512,979 shares issued and outstanding, respectively	662,596	75,129
Additional paid-in capital	220,370,984	31,077,060
Accumulated deficit	(140,306,846)	(27,660,234)
Total Shareholders' Equity	98,264,852	42,570,259

Noncontrolling interests	9,101,886	10,553,168

Total Equity	107,366,738	53,123,427

Total Liabilities and Equity	$313,969,852	$204,971,268

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)

Years Ended December 31,
	Same Stores		New Stores		Total		Period Over Period Changes
	2015	2014	2015	2014	2015	2014	$	%
Net income (loss)	$(10,424,793)	$(7,354,027)	$(8,348,609)	$(4,391,788)	$(18,773,402)	$(11,745,815)	$(7,027,587)	(59.83)%
Depreciation of real estate assets from continuing operations	5,428,204	5,903,392	11,454,258	1,484,337	16,882,462	7,387,729	9,494,733	128.52%
Depreciation of real estate assets from discontinued operations	510,818	832,761	69,073	—	579,891	832,761	(252,870)	(30.37)%
Depreciation of real estate assets	5,939,022	6,736,153	11,523,331	1,484,337	17,462,353	8,220,490	9,241,863	112.42%

Gain on sale of discontinued operations	(2,104,114)	—	—	—	(2,104,114)	—	(2,104,114)	—%
FFO	$(6,589,885)	$(617,874)	$3,174,722	$(2,907,451)	$(3,415,163)	$(3,525,325)	$110,162	3.12%

Three Months Ended December 31,
	Same Stores		New Stores		Total		Period Over Period Changes
	2015	2014	2015	2014	2015	2014	$	%
Net income (loss)	$(6,260)	$(2,427,073)	$(2,090,299)	$(2,165,660)	$(2,096,559)	$(4,592,733)	$2,496,174	54.35%
Depreciation of real estate assets from continuing operations	1,146,506	1,339,743	4,013,791	991,677	5,160,297	2,331,420	2,828,877	121.34%
Depreciation of real estate assets from discontinued operations	—	162,279	—	—	—	162,279	(162,279)	(100.00)%
Depreciation of real estate assets	1,146,506	1,502,022	4,013,791	991,677	5,160,297	2,493,699	2,666,598	106.93%

Gain on sale of discontinued operations	(2,104,114)	—	—	—	(2,104,114)	—	(2,104,114)	—%
FFO	$(963,868)	$(925,051)	$1,923,492	$(1,173,983)	$959,624	$(2,099,034)	$3,058,658	145.72%

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries Reconciliation of Adjusted Funds From Operations (AFFO)
	Three Months Ended December 31,		Years Ended December 31,
	2015	2014 (3)	2015	2014 (3)
Net (loss)	$(2,096,559)	$(4,592,733)	$(18,773,402)	$(11,745,815)
Depreciation of real estate assets from continuing operations	5,160,297	2,331,421	16,882,462	7,387,729
Depreciation of real estate assets from discontinued operations	—	162,279	579,891	832,761
Depreciation of real estate assets	5,160,297	2,493,700	17,462,353	8,220,490
Gain on sale of discontinued operations	(2,104,114)	—	(2,104,114)	—
FFO	959,624	(2,099,033)	(3,415,163)	(3,525,325)
Preferred stock dividends	(511,300)	(1,165,937)	(13,627,532)	(2,718,257)
Preferred stock accretion adjustments	88,525	197,728	8,925,221	379,584
FFO available to common shareholders and common unitholders	536,849	(3,067,242)	(8,117,474)	(5,863,998)
Acquisition costs	703,659	1,882,900	3,871,037	3,787,900
Capital related costs	207,584	—	2,655,474	—
Other non-recurring expenses (1)	203,944	—	770,757	—
Share-based compensation	191,000	266,988	547,000	456,988
Straight-line rent	(68,843)	(67,267)	(270,873)	(247,220)
Loan cost amortization	252,190	372,560	1,300,901	787,228
Above (below) market lease amortization	53,678	87,276	616,665	85,808
Perimeter legal accrual	5,478	—	133,282	—
Tenant improvement reserves	(103,200)	(53,500)	(302,600)	(194,400)
Recurring capital expenditures	(118,200)	(65,800)	(355,900)	(239,200)
AFFO	$1,864,139	$(644,085)	$848,269	$(1,426,894)

Weighted Average Common Shares	66,189,261	7,460,109	38,940,463	7,352,433
Weighted Average Common Units	4,058,398	3,191,209	3,863,339	2,275,888
Total Common Shares and Units	70,247,659	10,651,318	42,803,802	9,628,321
FFO per Common Share and Common Units	$0.01	$(0.29)	$(0.19)	$(0.61)
AFFO per Common Share and Common Units	$0.03	$(0.06)	$0.02	$(0.15)
Pro Forma AFFO per Common Share and Common Units (2)	$0.03	$—	$0.11	$—

(1)    Annual other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our 2015 Annual Report on Form 10-K.
(2)    Pro forma AFFO assumes the following transactions had occurred on January 1, 2015: (i) the Pierpont Center, Alex City Marketplace, Butler Square, Brook Run Shopping Center, Beaver Ruin Village, Beaver Ruin Village II, Chesapeake Square, Sunshine Plaza, Barnett Portfolio, Grove Park, Parkway Plaza, Ft. Howard Square and Conyers Crossing acquisitions; the sales of Bixby Commons, Harps and Jenks Reasors; the Series C Preferred Stock capital raise and subsequent conversion; and the Series A Preferred Stock and Series B Convertible Preferred Stock exchange offer that closed on July 23, 2015. Additionally, we excluded all non-recurring expenses detailed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our December 2015 Annual Report on Form 10-K, the Lumber River loan which was paid off on May 1, 2015 and any additional common stock and common units issued during the year ended December 31, 2015 were outstanding for the entire period. The Pro forma AFFO is being presented solely for purposes of illustrating the potential impact of these transactions as if they occurred on January 1, 2015, based on information currently available to management, and is not necessarily indicative of what actual results would have been had the transactions referred to above occurred on January 1, 2015.
(3)    We adjusted the 2014 previously reported AFFO to be consistent with the 2015 AFFO presentation, primarily as it relates to the treatment of preferred stock accretion adjustments, straight-line rent for AFFO calculation purposes, tenant improvement reserves and capital expenditures. Additionally, we did not provide Pro Forma AFFO per common share and common unit for 2014 as we consider it not meaningful to the 2015 presentation.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014

Property revenues	$9,060,744	$4,665,618	$26,783,231	$14,418,927
Property expenses	2,832,261	1,270,395	8,351,456	4,123,439

Property Net Operating Income	6,228,483	3,395,223	18,431,775	10,295,488

Asset Management and Commission Revenues	177,865	455,166	950,974	455,166

Non-REIT management and leasing services	209,587	—	1,110,705	—
Depreciation and amortization	5,160,298	2,331,420	16,882,462	7,387,729
Provision for credit losses	28,713	42,099	243,029	60,841
Corporate general & administrative	2,766,821	4,239,773	13,480,089	9,447,010

Total Other Operating Expenses	8,165,419	6,613,292	31,716,285	16,895,580

Interest expense	2,593,300	1,914,795	9,043,761	5,908,548

Net Loss from Continuing Operations	(4,352,371)	(4,677,698)	(21,377,297)	(12,053,474)
Discontinued Operations
Income from operations	151,698	84,965	499,781	307,659
Gain on sales	2,104,114	—	2,104,114	—
Net Income from Discontinued Operations	2,255,812	84,965	2,603,895	307,659
Net Loss	$(2,096,559)	$(4,592,733)	$(18,773,402)	$(11,745,815)

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014

Net Loss	$(2,096,559)	$(4,592,733)	$(18,773,402)	$(11,745,815)
Add back: Depreciation and amortization (1)	5,213,976	2,580,976	18,079,019	8,306,298
Interest Expense (2)	2,618,384	2,187,016	9,758,842	6,813,426
EBITDA	5,735,801	175,259	9,064,459	3,373,909
Adjustments for items affecting comparability:
Acquisition costs	703,659	1,882,900	3,871,037	3,787,900
Capital related costs	207,584	—	2,655,474	—
Other non-recurring expenses (3)	203,944	—	770,757	—
Gain on sales	(2,104,114)	—	(2,104,114)	—
	$4,746,874	$2,058,159	$14,257,613	$7,161,809
(1) Includes above (below) market lease amortization and amounts associated with assets held for sale.
(2) Includes loan cost amortization and amounts associated with assets held for sale.
(3) Annual other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our 2015 Annual Report on Form 10-K.